EXHIBIT 2

                          Certificate of Good Standing

                               State of Delaware

                        Office of the Secretary of State
                        --------------------------------

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "MANN ENTERPRISES INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 2000.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "MANN ENTERPRISES" INC. "WAS INCORPORATED ON THE FIFTH DAY OF AUGUST, A.D. 1993.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

By:/s/ Edward J. Freel
----------------------
       Edward J. Freel, Secretary of State

2346442  8300                                         AUTHENTICATION:    0273825

00189736                                                        DATE:   02-23-00

                    (SEAL OF THE STATE OF DELAWARE OMITTED)